Exhibit 99

For additional information contact: Benno Sand-Investor and Financial Media (952) 448-8936

FOR IMMEDIATE RELEASE

FSI International, Inc. Announces Second Quarter and First Half Fiscal 2012 Financial Results

Second Quarter Orders Grew 123 Percent to $51.4 Million, Compared to the Prior Year Period, as the Company’s ORION® and ANTARES® Systems Gain Broader Market Adoption

MINNEAPOLIS (March 20, 2012)—FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for the second quarter of fiscal 2012 and for the six months ended February 25, 2012.

Fiscal 2012 Second Quarter and First Half

Second quarter fiscal 2012 sales increased 25 percent to $38.5 million, compared to $30.8 million for the same period of fiscal 2011. The company’s net income for the second quarter of fiscal 2012 was $3.7 million, or $0.09 per share, compared to net income of $4.9 million, or $0.13 per share, for the second quarter of fiscal 2011.

Sales for the first half of fiscal 2012 increased 24 percent to $51.7 million, compared to $41.6 million for the same period of fiscal 2011. The company’s net income for the first half of fiscal 2012 was $0.7 million, or $0.02 per share, compared to net income of $2.4 million, or $0.06 per share, for the first half of fiscal 2011.

Orders for the second quarter of fiscal 2012 increased 123 percent to $51.4 million, as compared to $23.1 million in the prior year period. First half fiscal 2012 orders increased 34 percent to $74.4 million, as compared to $55.4 million in the first half of fiscal 2011.

The second quarter financial results included $409,000 and $216,000 of stock based compensation in fiscal 2012 and 2011, respectively. Stock based compensation was $762,000 and $403,000 for the first half of fiscal 2012 and 2011, respectively.

Balance Sheet

Cash, cash equivalents, restricted cash and long-term securities at the end of the second quarter were $23.8 million. The company generated $4.1 million and $2.8 million of cash from operations during the second quarter and first half of fiscal 2012, respectively. Inventory decreased from $48.6 million at the end of fiscal 2011 to $42.0 million at the end of the second quarter of fiscal 2012, as the company’s second quarter shipments were $48.8 million. At the end of the second quarter, the company had a current ratio of 4.3 to 1.0 and a book value of $2.44 per share and no debt.

Outlook

The Company does not supply specific order guidance, however, based upon quarter-to-date orders and the visible order opportunities, fiscal 2012 third quarter orders are expected to remain strong as compared to the $51.4 million second quarter order level.*

Based on the backlog and deferred revenue levels at the end of the second quarter, quarter-to-date third quarter orders and expected additional third quarter orders, the company expects third quarter fiscal 2012 revenues to exceed $50.0 million, as compared to $38.5 million in the second quarter of fiscal 2012.*

Based upon the anticipated improvement in third quarter gross profit margin and the expected operating expense run rate, the company believes its net income will be in the $7.0 to $9.0 million range for the third quarter of fiscal 2012.* The company expects to generate cash from operating activities in the third quarter, as operating income increases and we continue to manage inventory and accounts receivable levels.*

Conference Call Details

FSI investors have the opportunity to listen to management’s discussion of its financial results on a conference call at 3:30 p.m. CDT today. The company invites all those interested to join the call by dialing 800.779.7169 and entering access code 4372101.For those who cannot listen to the live broadcast, a replay will be available shortly after the call by dialing 800.756.6991.

About FSI

FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray and cryogenic aerosol technologies, customers are able to achieve their process performance flexibility and productivity goals. The company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. For more information, visit FSI’s website at http://www.fsi-intl.com or call Benno Sand, 952.448.8936.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains certain “forward-looking” statements (*), including, but not limited to expected strong third quarter orders, third quarter beginning backlog and deferred revenue, third quarter-to-date orders, expected third quarter revenues, anticipated third quarter gross margin and expected third quarter operating expense levels, expected third quarter net income and expected cash generation from operating activities. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the company’s successful execution of internal performance plans; the cyclical nature of the company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the company’s direct distribution organization; legal proceedings; the potential impairment of long-lived assets; the potential adverse financial impacts resulting from declines in the fair value and liquidity of investments the company presently holds; the impact of natural disasters on parts supply and demand for products; the ability to attract, retain and motivate a sufficient number of qualified employees; as well as other factors listed herein or from time to time in the company’s SEC reports, including our latest 10-K annual reports and 10-Q quarterly report. The company assumes no duty to update the information in this press release.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Second Quarter Ended		Six Months Ended
	Feb. 25, 2012	Feb. 26, 2011	Feb. 25, 2012	Feb. 26, 2011
Sales	$38,457	$30,752	$51,739	$41,633
Cost of goods sold	25,947	17,703	33,691	23,413

Gross margin	12,510	13,049	18,048	18,220
Selling, general and administrative expenses	5,411	4,957	10,680	9,628
Research and development expenses	3,332	3,172	7,028	6,172

Operating income	3,767	4,920	340	2,420
Interest and other (expense) income, net	(22)	(1)	292	(9)

Income before income taxes	3,745	4,919	632	2,411
Income tax expense (benefit)	42	(1)	(27)	(7)

Net income	$3,703	$4,920	$659	$2,418

Income per share – basic	$0.09	$0.13	$0.02	$0.06

Income per share – diluted	$0.09	$0.13	$0.02	$0.06

Weighted average common shares
Basic	39,010	38,635	38,927	38,589
Diluted	39,614	39,176	39,305	38,995

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands)

(unaudited)

	Feb. 25, 2012	Aug. 27, 2011
Assets

Current assets
Cash, restricted cash and cash equivalents	$21,879	$20,693
Receivables, net	28,634	23,196
Inventories	42,011	48,630
Other current assets	4,822	4,241

Total current assets	97,346	96,760

Property, plant and equipment, net	16,766	14,805

Long-term securities	1,907	1,907
Investment	677	677
Other assets	1,638	1,677

Total assets	$118,334	$115,826

Liabilities and Stockholders’ Equity

Current liabilities
Trade accounts payable	$10,033	$11,226
Accrued expenses	7,602	7,473
Customer deposits	585	—
Deferred profit*	4,190	2,997

Total current liabilities	22,410	21,696

Long-term liabilities	339	392

Total stockholders’ equity	95,585	93,738

Total liabilities and stockholders’ equity	$118,334	$115,826

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.

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FSI INTERNATIONAL, INC. AND SUBSIDIARIES

MISCELLANEOUS FINANCIAL INFORMATION

(in thousands, except percentages, per share and total employee data)

(unaudited)

	Six Months Ended
	Feb. 25, 2012	Feb. 26, 2011
Sales by Area

United States	20%	46%
International	80%	54%

Cash Flow Statement

Capital expenditures	$2,620	$1,004
Depreciation	$1,245	$1,097

Miscellaneous Data

Total employees, including contract	397	325
Book value per share	$2.44	$2.24
Shares outstanding	39,174	38,699

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